Exh 99

Financial
[NFG LOGO OMITTED]	National Fuel Gas Company	News

6363 Main Street/Williamsville, NY 14221
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    Immediate January 29, 2004

Joseph P. Pawlowski
Treasurer
716-857-6904

NATIONAL FUEL REPORTS FIRST QUARTER RESULTS

Buffalo, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended December 31, 2003 of $49.2 million or $0.60 per share, an increase of $11.2 million or $0.13 per share from the prior year’s first quarter earnings of $38.0 million or $0.47 per share (note: all references to earnings per share are to diluted earnings per share).

        Excluding non-recurring items for each period, earnings for the quarter were $44.0 million or $0.53 per share, a decrease of $2.9 million or $0.05 per share from the prior year’s first quarter earnings of $46.9 million or $0.58 per share. Earnings before non-recurring items for the quarter ended December 31, 2003 exclude a $5.2 million benefit to deferred income tax expense resulting from a change in the statutory income tax rate in the Czech Republic. Earnings before non-recurring items for the quarter ended December 31, 2002 exclude $8.9 million (after tax) of expense associated with the Company’s change in accounting for goodwill and asset retirement obligations. See further discussion of non-recurring items on page 4 of this document and a reconciliation of reported earnings to earnings before non-recurring items on page 6 of this document.

        The decrease in earnings before non-recurring items from the prior year was the result of several factors, including warmer weather for the quarter ended December 31, 2003 and higher operating costs in the Utility segment, and lower harvesting activity in the Timber segment. Though production declined compared with the same period in the prior fiscal year, earnings in the Exploration and Production segment were up due to higher commodity prices and lower interest expense.

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: “Despite our vivid experiences with the current cold spell, weather during the last three months of calendar 2003 was warmer than normal, and earnings in the regulated businesses and our marketing segment were impacted accordingly. We are, however, pleased with the quarterly results from our Exploration and Production segment; production is in line with our forecast, we had a 97% success rate for drilling, and earnings improved from one year ago. Overall, earnings for this quarter were on the higher side of our expectations, and we remain enthusiastic about the remainder of fiscal 2004.”*

DISCUSSION OF FIRST QUARTER EARNINGS BY SEGMENT

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Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of First Quarter Earnings by Segment and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 6 of this document.

Regulated segments

        In the Utility segment, earnings of $16.5 million for the quarter ended December 31, 2003 were down $2.8 million from the prior year’s first quarter.

        In the New York Division, earnings decreased by $1.5 million principally due to a $1.8 million (after tax) increase in pension and post retirement expense, a $1.3 million (after tax) increase in bad debt expense, and a $1.8 million (after tax) decrease in margin on retail sales and transportation services. The rise in pension and post retirement expense was the result of the July 25, 2003 Settlement Agreement with the State of New York Public Service Commission, which requires the Company to record an additional $8.0 million (before tax) of pension and post retirement expense for the year ended September 30, 2004 without a corresponding increase in revenues. The increase in bad debt expense was mostly the result of higher commodity prices which have increased our customer receivables. Somewhat offsetting the impact of the above items was the fact that earnings for the quarter ended December 31, 2002 included a $3.5 million (after tax) refund provision recorded under an earnings sharing mechanism. No such refund provision was required for the quarter ended December 31, 2003.

        In the Pennsylvania Division, earnings decreased by $1.3 million mostly due to weather, which was 14% warmer than the prior year. The impact of weather on the New York Division is tempered by a weather normalization clause which, for the three months ended December 31, 2003, preserved $0.6 million (after tax) of earnings.

        Ackerman continued: “We are concerned with the impact on our customers of high natural gas prices resulting from the energy industry’s inability to access new areas of supply. The solution to the concerns of our customers, and the concerns of the Company, is to have access to additional natural gas supplies, which could be achieved through more realistic government restrictions on drilling.”

        In the Pipeline and Storage segment, earnings of $10.5 million for the quarter ended December 31, 2003 were down $0.2 million from the first quarter of fiscal 2003 principally due to lower efficiency gas revenues and higher pension and post retirement costs. The Empire State Pipeline, which was acquired by the Company in February 2003, continues to perform in line with previous quarters, contributing $1.4 million to this quarter’s earnings.

Exploration and Production segment

        Seneca Resources Corporation’s (Seneca) earnings for the first quarter of fiscal 2004 were $10.5 million, up $1.7 million from the prior year’s first quarter primarily due to higher crude oil and natural gas prices and lower operating and interest expenses. For the quarter ended December 31, 2003, the weighted average oil price (after hedging) was $24.12, an increase of $3.40/Bbl or 16% from the prior year’s quarter. The weighted average natural gas price (after hedging) was $4.58, an increase of $0.67/Mcf or 17%. The decrease in operating expenses was

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principally the result of the Company’s September 2003 sale of its Southeast Saskatchewan oil properties. Interest expense decreased by approximately $0.8 million (after tax) since Seneca paid down approximately $140 million of debt during fiscal 2003.

        Seneca’s fiscal 2004 first quarter production of 15.6 Bcfe, while down 4.2 Bcfe from the prior year’s first quarter, was in line with the Company’s expectations. Canadian production decreased by approximately 3.2 Bcfe primarily due to the Southeast Saskatchewan oil property sale referred to above (production from those fields for the quarter ended December 31, 2002 was approximately 3.4 Bcfe). Production in the Gulf of Mexico decreased by 0.8 Bcfe, which is consistent with the expected decline rates in that region. Production for the second quarter of fiscal 2004 is expected to be in the range of 14 to 16 Bcfe, and Seneca is on pace to meet its production forecast for the fiscal year ended September 30, 2004 of 57 to 62 Bcfe.*

        Exploration and production activity for the quarter was focused on development drilling. Seneca drilled 47 gross (42 net) development wells during the quarter with a 98% success rate. The most significant of these wells was in the Gulf, where the Vermilion 252 #A-6 well was drilled and completed in mid-December (Seneca has a 65% working interest in that well). This well is currently producing 600 Bbl of oil and 1,350 Mcf of gas per day. Seneca also drilled 13 gross (13 net) exploratory wells with a 92% success rate. Net extensions and discoveries for the quarter were approximately 4 Bcfe. Of the 58 successful wells drilled during the quarter, 30 have been completed and placed on production. The remainder will be placed on production in the second quarter.* For the remainder of fiscal 2004, Seneca plans to drill an additional 105 wells.*

        Seneca also increased its hedge positions for both fiscal 2004 and 2005. Currently, 11.7 Bcf (or approximately 50%) of its expected remaining 2004 gas production is hedged at a price of $4.90 per Mcf, and 2.1 million barrels (or approximately 60%) of remaining 2004 oil production is hedged at a price of $26.58 per Bbl. For 2005, 3.5 Bcf of natural gas production is hedged at $5.56 per Mcf, while 1.3 million barrels of oil production is hedged at $26.82 per Bbl.

Other segments

        The International segment’s fiscal 2004 first quarter earnings of $2.9 million were flat compared with the same period in the prior fiscal year. Electric volumes were up 11% from the prior year, but the average rate received for electric sales declined by a similar percentage. Heating volumes decreased by 5% from the prior year principally as a result of warmer weather. Overall, the impact of the margin decrease was offset by an increase in the value of the Czech koruna compared to the U.S. dollar.

        The Energy Marketing segment’s earnings for the quarter ended December 31, 2003 of $0.8 million were down $0.8 million from the same period in the prior year. While sales volumes were up by approximately 2.0 Bcf from the prior year due to the addition of several high volume (but lower margin) wholesale customers, margins realized on those incremental sales were not sufficient to offset a drop in margin from the segment’s core customer base caused by warmer weather and the current high commodity pricing environment.

        The Timber segment’s first quarter earnings of $1.8 million were $2.0 million lower than the prior year’s first quarter principally due to the Company’s July 2003 sale of approximately 70,000 acres of low cost basis timber property. Sales of cherry logs, which command the highest

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margins and which were the predominant species on the property sold, decreased by approximately 352,000 board feet or 24% from the prior year.

        Earnings in the Corporate and All Other category increased by $1.1 million mostly due to the Company’s June 2003 acquisition of Toro Partners, LP, which operates eight short-distance landfill gas pipelines.

EARNINGS GUIDANCE

The Company expects earnings for the second quarter of fiscal 2004 to be in the range of $0.75 to $0.85 per share, excluding non-recurring items.* An anticipated one-time charge relating to pension obligations will be recorded in the second quarter of fiscal 2004 and total $6.8 million (after tax) or $0.08 per share.* This charge results from an updated actuarial calculation that requires the Company to recognize certain previously deferred actuarial losses. Including the impact of this non-recurring item, earnings for the second quarter of fiscal 2004 are expected to be in the range of $0.65 to $0.75 per share.*

        The Company is reaffirming its previously disclosed fiscal 2004 earnings per share guidance of $1.65 to $1.75 per share, excluding non-recurring items.* Including the impact of the one-time charge relating to pension obligations discussed above and a one-time benefit to deferred income tax expense discussed below, earnings are also expected to be in the range of $1.65 to $1.75 per share.*

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

The comparative consolidated earnings for the three months ended December 31, 2003 exclude a one-time $5.2 million benefit to deferred income tax expense (International segment). During the quarter ended December 31, 2003, the government in the Czech Republic enacted legislation which gradually reduces the corporate statutory income tax rate from 31% to 24% (the reduction will be phased in over a three-year period). In accordance with generally accepted accounting principles, the full $5.2 million benefit resulting from the change in the income tax rate was reflected as a reduction to deferred income tax expense for the quarter ended December 31, 2003.

        The comparative consolidated earnings for the three months ended December 31, 2002 exclude an $8.3 million charge resulting from the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (International segment), and a $0.6 million charge resulting from the Company’s adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (Exploration and Production segment).

        Including those non-recurring items, Seneca’s earnings for the quarter ended December 31, 2003 were up $2.3 million from the prior year, and the International segment’s earnings were up $13.5 million from the prior year.

EARNINGS TELECONFERENCE

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The Company will host a conference call on Friday, January 30, 2004 at 9:30 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, you may access the live webcast by going to National Fuel’s Web site at http://www.nationalfuelgas.com and clicking on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-800-884-5695 and using the passcode “96544249”. For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll-free) 1-888-286-8010 using passcode “80764944.” Both the web cast and telephonic replay will be available until the close of business on Friday, February 6, 2004.

        National Fuel is an integrated energy company with $3.8 billion in assets distributed among the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

__________

*      Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; availability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments or the Company’s natural gas and oil reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                Three Months                Three Months
(Thousands of Dollars)                              Ended                       Ended
                                              December 31, 2003           December 31, 2002
                                                 (unaudited)                 (unaudited)
                                           ------------------------    ------------------------
Utility
                                           ------------------------    ------------------------
Reported earnings                                         $ 16,481                    $ 19,277
                                           ------------------------    ------------------------

Pipeline and Storage
                                           ------------------------    ------------------------
Reported earnings                                           10,494                      10,734
                                           ------------------------    ------------------------

Exploration and Production
Reported earnings                                           10,508                       8,173
Cumulative Effect of Change in Accounting                        -                         638
                                           ------------------------    ------------------------
Earnings before non-recurring items                         10,508                       8,811
                                           ------------------------    ------------------------

International
Reported earnings                                            8,038                      (5,484)
Cumulative Effect of Change in Accounting                        -                       8,255
Tax rate change                                             (5,174)                          -
                                           ------------------------    ------------------------
Earnings before non-recurring items                          2,864                       2,771
                                           ------------------------    ------------------------

Energy Marketing
                                           ------------------------    ------------------------
Reported earnings                                              806                       1,586
                                           ------------------------    ------------------------

Timber
                                           ------------------------    ------------------------
Reported earnings                                            1,758                       3,722
                                           ------------------------    ------------------------

Corporate and All Other
                                           ------------------------    ------------------------
Reported earnings                                            1,129                          33
                                           ------------------------    ------------------------

Consolidated
Reported earnings                                           49,214                      38,041
Total non-recurring items from above                        (5,174)                      8,893
                                           ------------------------    ------------------------
Earnings before non-recurring items                       $ 44,040                    $ 46,934
                                           ========================    ========================

Page 7.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                   Three Months                Three Months
(Diluted Earnings Per Share)                           Ended                       Ended
                                                 December 31, 2003           December 31, 2002
                                                    (unaudited)                 (unaudited)
                                              ------------------------    ------------------------
Utility
                                              ------------------------    ------------------------
Reported earnings                                              $ 0.20                      $ 0.24
                                              ------------------------    ------------------------

Pipeline and Storage
                                              ------------------------    ------------------------
Reported earnings                                                0.13                        0.13
                                              ------------------------    ------------------------

Exploration and Production
Reported earnings                                                0.13                        0.10
Cumulative Effect of Change in Accounting                           -                        0.01
                                              ------------------------    ------------------------
Earnings before non-recurring items                              0.13                        0.11
                                              ------------------------    ------------------------

International
Reported earnings                                                0.10                       (0.07)
Cumulative Effect of Change in Accounting                           -                        0.10
Tax rate change                                                 (0.07)                          -
                                              ------------------------    ------------------------
Earnings before non-recurring items                              0.03                        0.03
                                              ------------------------    ------------------------

Energy Marketing
                                              ------------------------    ------------------------
Reported earnings                                                0.01                        0.02
                                              ------------------------    ------------------------

Timber
                                              ------------------------    ------------------------
Reported earnings                                                0.02                        0.05
                                              ------------------------    ------------------------

Corporate and All Other (Including Rounding)
                                              ------------------------    ------------------------
Reported earnings                                                0.01                           -
                                              ------------------------    ------------------------

Consolidated
Reported earnings                                                0.60                        0.47
Total non-recurring items from above                            (0.07)                       0.11
                                              ------------------------    ------------------------
Earnings before non-recurring items                            $ 0.53                      $ 0.58
                                              ========================    ========================

Page 8.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                                     Three Months Ended
                                                                        December 31,
                                                                         (Unaudited)
                                                              ----------------------------------
SUMMARY OF OPERATIONS                                              2003              2002
                                                              ---------------   ----------------
Operating Revenues                                                 $ 532,513     $      479,706
                                                              ---------------   ----------------

Operating Expenses:
  Purchased Gas                                                      250,777            205,754
  Fuel Used in Heat and Electric Generation                           21,056             19,027
  Operation and Maintenance                                          100,183             90,772
  Property, Franchise and Other Taxes                                 18,222             18,877
  Depreciation, Depletion and Amortization                            46,458             45,648
                                                              ---------------   ----------------
                                                                     436,696            380,078

Operating Income                                                      95,817             99,628

Other Income (Expense):
Income from Unconsolidated Subsidiaries                                   83                241
Other Income                                                           2,031              1,825
Interest Expense                                                     (25,333)           (26,209)
                                                              ---------------   ----------------

Income Before Income Taxes and Minority Interest in
   Foreign Subsidiaries                                               72,598             75,485

Income Tax Expense                                                    21,567             27,612
Minority Interest in Foreign Subsidiaries - Income (Expense)          (1,817)              (939)
                                                              ---------------   ----------------

Income Before Cumulative Effect of Changes in Accounting              49,214             46,934
Cumulative Effect of Changes in Accounting                                 -             (8,893)
                                                              ---------------   ----------------

Net Income Available for Common Stock                        $        49,214   $           38,041
                                                              ===============   ================

Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                             $ 0.60             $ 0.58
          Cumulative Effect of Changes in Accounting                       -              (0.11)
                                                              ---------------   ----------------
          Net Income Available for Common Stock                       $ 0.60             $ 0.47
                                                              ===============   ================

   Diluted:
          Income Before Cumulative Effect                             $ 0.60             $ 0.58
          Cumulative Effect of Changes in Accounting                       -              (0.11)
                                                              ---------------   ----------------
          Net Income Available for Common Stock                       $ 0.60             $ 0.47
                                                              ===============   ================

Weighted Average Common Shares:
  Used in Basic Calculation                                       81,572,025         80,404,086
                                                              ===============   ================
  Used in Diluted Calculation                                     82,307,835           80,803,868
                                                              ===============   ================

Page 9.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                          December 31,  September 30,
(Thousands of Dollars)                                       2003          2003
------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                              $4,739,868    $4,657,343
Less - Accumulated Depreciation,
 Depletion and Amortization                                 1,719,355     1,658,256
-----------------------------------------------------     --------------------------
          Net Property, Plant and Equipment                 3,020,513     2,999,087
-----------------------------------------------------     --------------------------

Current Assets:
Cash and Temporary Cash Investments                            76,387        51,421
Receivables - Net                                             203,477       136,532
Unbilled Utility Revenue                                       76,170        27,443
Gas Stored Underground                                         54,042        89,640
Materials and Supplies - at average cost                       37,573        32,311
Unrecovered Purchased Gas Costs                                19,267        28,692
Prepayments                                                    33,313        43,225
Fair Value of Derivative Financial Instruments                  3,897         1,698
-----------------------------------------------------     --------------------------
          Total Current Assets                                504,126       410,962
-----------------------------------------------------     --------------------------

Other Assets:
Recoverable Future Taxes                                       84,818        84,818
Unamortized Debt Expense                                       21,270        22,119
Other Regulatory Assets                                        47,723        49,616
Deferred Charges                                                4,482         7,528
Other Investments                                              68,162        64,025
Investments in Unconsolidated Subsidiaries                     15,988        16,425
Goodwill                                                        5,476         5,476
Intangible Assets                                              49,094        49,664
Other                                                          18,375        18,195
-----------------------------------------------------     --------------------------
          Total Other Assets                                  315,388       317,866
-----------------------------------------------------     --------------------------
Total Assets                                               $3,840,027    $3,727,915
-----------------------------------------------------     --------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 81,652,923 Shares
   and 81,438,290 Shares, Respectively                        $81,653       $81,438
Paid in Capital                                               483,681       478,799
Earnings Reinvested in the Business                           669,894       642,690
-----------------------------------------------------     --------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                       1,235,228     1,202,927
Accumulated Other Comprehensive Loss                          (56,664)      (65,537)
-----------------------------------------------------     --------------------------
Total Comprehensive Shareholders' Equity                    1,178,564     1,137,390
Long-Term Debt, Net of Current Portion                      1,144,094     1,147,779
-----------------------------------------------------     --------------------------
          Total Capitalization                              2,322,658     2,285,169
-----------------------------------------------------     --------------------------

-----------------------------------------------------     --------------------------
Minority Interest in Foreign Subsidiaries           #                        33,281
-----------------------------------------------------     --------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                   110,200       118,200
Current Portion of Long-Term Debt                             242,206       241,731
Accounts Payable                                              173,773       125,779
Amounts Payable to Customers                                      421           692
Other Accruals and Current Liabilities                         81,607        52,851
Fair Value of Derivative Financial Instruments                 26,365        17,928
-----------------------------------------------------     --------------------------
          Total Current and Accrued Liabilities               634,572       557,181
-----------------------------------------------------     --------------------------

Deferred Credits:
Accumulated Deferred Income Taxes                             417,112       423,282
Taxes Refundable to Customers                                  13,519        13,519
Unamortized Investment Tax Credit                               8,024         8,199
Cost of Removal Regulatory Liability                           86,239        84,821
Other Regulatory Liabilities                                   66,567        69,867
Pension Liability                                             156,550       154,871
Asset Retirement Obligation                                    26,345        27,493
Other Deferred Credits                                         71,215        70,232
-----------------------------------------------------     --------------------------
          Total Deferred Credits                              845,571       852,284
-----------------------------------------------------     --------------------------
Commitments and Contingencies                                       -             -
-----------------------------------------------------     --------------------------
Total Capitalization and Liabilities                       $3,840,027    $3,727,915
-----------------------------------------------------     --------------------------

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Three Months Ended
                                                                      December 31,
(Thousands of Dollars)                                           2003             2002
--------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                             $49,214           $38,041
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amortization                 46,458            45,648
          Deferred Income Taxes                                    (4,728)            3,009
          Cumulative Effect of Changes in Accounting                    -             8,893
          (Income) Loss from Unconsolidated Subsidiaries,
                   Net of Cash Distributions                          437               356
          Minority Interest in Foreign Subsidiaries                 1,817               939
          Other                                                     1,160              (755)
     Change in:
          Receivables and Unbilled Utility Revenue               (114,267)         (123,472)
          Gas Stored Underground and Materials and
              Supplies                                             30,601            23,078
          Unrecovered Purchased Gas Costs                           9,425            (2,069)
          Prepayments                                               9,941             5,511
          Accounts Payable                                         46,411            39,296
          Amounts Payable to Customers                               (271)            1,511
          Other Accruals and Current Liabilities                   29,248            12,845
          Other Assets                                                951            (4,227)
          Other Liabilities                                        (5,727)            1,440
--------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities         $100,670           $50,044
--------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                             ($46,282)         ($32,604)
Other                                                                (623)              915
--------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities             ($46,905)         ($31,689)
--------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                             ($8,000)           $6,654
Reduction of Long-Term Debt                                        (4,318)           (2,704)
Dividends Paid on Common Stock                                    (21,952)          (20,830)
Proceeds From Issuance of Common Stock                              3,761             2,541
--------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities             ($30,509)         ($14,339)
--------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                    1,710               416
--------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                              24,966             4,432
Cash and Temporary Cash Investments
     at Beginning of Period                                        51,421            22,216
--------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at December 31                                               $76,387           $26,648
--------------------------------------------------------------------------------------------

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION
(Thousands of Dollars)

                                                           Three Months Ended
                                                               December 31,
                                                               (Unaudited)
                                         --------------------------------------------------------
                                                                                    Increase
                                               2003                2002            (Decrease)
                                         -----------------   -----------------  -----------------
Operating Revenues
Utility                                         $ 325,220           $ 294,815           $ 30,405
Pipeline and Storage                               50,018              43,113              6,905
Exploration and Production                         68,851              73,471             (4,620)
International                                      42,148              37,790              4,358
Energy Marketing                                   56,953              42,676             14,277
Timber                                             13,331              13,789               (458)
                                         -----------------   -----------------  -----------------
   Total Reportable Segments                      556,521             505,654             50,867
All Other                                           2,778                 472              2,306
Intersegment Eliminations                         (26,786)            (26,420)              (366)
                                         -----------------   -----------------  -----------------
   Total Consolidated                           $ 532,513           $ 479,706           $ 52,807
                                         =================   =================  =================

Operating Income (Loss)
Utility                                          $ 34,774            $ 39,097           $ (4,323)
Pipeline and Storage                               20,615              20,496                119
Exploration and Production                         28,708              24,865              3,843
International                                       7,434               7,136                298
Energy Marketing                                    1,219               2,388             (1,169)
Timber                                              2,487               6,488             (4,001)
                                         -----------------   -----------------  -----------------
   Total Reportable Segments                       95,237             100,470             (5,233)
All Other                                           1,056                 (77)             1,133
Corporate                                            (476)               (765)               289
                                         -----------------   -----------------  -----------------
   Total Consolidated                            $ 95,817            $ 99,628           $ (3,811)
                                         =================   =================  =================

Net Income
Utility                                          $ 16,481            $ 19,277           $ (2,796)
Pipeline and Storage                               10,494              10,734               (240)
Exploration and Production                         10,508               8,173              2,335
International                                       8,038              (5,484)            13,522
Energy Marketing                                      806               1,586               (780)
Timber                                              1,758               3,722             (1,964)
                                         -----------------   -----------------  -----------------
   Total Reportable Segments                       48,085              38,008             10,077
All Other                                             551                 180                371
Corporate                                             578                (147)               725
                                         -----------------   -----------------  -----------------
   Total Consolidated                            $ 49,214            $ 38,041           $ 11,173
                                         =================   =================  =================

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

                                            Three Months Ended
                                               December 31,
                                                (Unaudited)
                                 -------------------------------------------------
                                                                      Increase
                                      2003             2002          (Decrease)
                                 ---------------  ---------------  ---------------

Depreciation, Depletion
 and Amortization:
Utility                                 $ 9,452          $ 9,477            $ (25)
Pipeline and Storage                      8,886            5,845            3,041
Exploration and Production               22,598           25,600           (3,002)
International                             3,783            3,312              471
Energy Marketing                             29               25                4
Timber                                    1,494            1,376              118
                                 ---------------  ---------------  ---------------
   Total Reportable Segments             46,242           45,635              607
All Other                                   165               13              152
Corporate                                    51                -               51
                                 ---------------  ---------------  ---------------
   Total Consolidated                  $ 46,458         $ 45,648            $ 810
                                 ===============  ===============  ===============

Expenditures for
 Long-Lived Assets
Utility                                $ 12,907         $ 13,102           $ (195)
Pipeline and Storage                      4,803            5,562             (759)
Exploration and Production               22,659           12,731            9,928
International                             1,100              487              613
Energy Marketing                              1                9               (8)
Timber                                    1,664              713              951
                                 ---------------  ---------------  ---------------
   Total Reportable Segments             43,134           32,604           10,530
All Other                                     2                -                2
Corporate                                 3,146                -            3,146
                                 ---------------  ---------------  ---------------
   Total Consolidated                  $ 46,282         $ 32,604         $ 13,678
                                 ===============  ===============  ===============

        DEGREE DAYS

                                                                                     Percent Colder
                                                                                     (Warmer) Than:
Three Months Ended December 31         Normal            2003           2002       Normal        Last Year
                                 ---------------  ---------------   ----------   -----------   -----------

  Buffalo, NY                            2,260             2,127        2,383          (5.9)        (10.7)
  Erie, PA                               2,081             1,922        2,227          (7.6)        (13.7)

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                          Three Months Ended
                                                             December 31,
                                                ----------------------------------------
                                                                             Increase
                                                  2003          2002        (Decrease)
                                                -----------  ------------  -------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                         4,664         5,359           (695)
  West Coast                                           996         1,196           (200)
  Appalachia                                         1,350         1,088            262
  Canada                                             1,684         1,506            178
                                                -----------  ------------  -------------
                                                     8,694         9,149           (455)
                                                ===========  ============  =============
Average Prices (Per  Mcf)
  Gulf Coast                                        $ 4.75        $ 4.19         $ 0.56
  West Coast                                          5.01          4.05           0.96
  Appalachia                                          5.17          3.62           1.55
  Canada                                              4.58          3.59           0.99
    Weighted Average                                  4.81          4.01           0.80
    Weighted Average after Hedging                    4.58          3.91           0.67

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                           376           390            (14)
  West Coast                                           682           736            (54)
  Appalachia                                             7             2              5
  Canada                                                84           640           (556)
                                                -----------  ------------  -------------
                                                     1,149         1,768           (619)
                                                ===========  ============  =============

Average Prices (Per Barrel)
  Gulf Coast                                        $29.49       $ 26.99         $ 2.50
  West Coast                                         26.56         23.79           2.77
  Appalachia                                         27.28         27.47          (0.19)
  Canada                                             26.25         23.03           3.22
    Weighted Average                                 27.50         24.23           3.27
    Weighted Average after Hedging                   24.12         20.72           3.40

Total Production (Mmcfe)                            15,588        19,757         (4,169)
                                                ===========  ============  =============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe           $ 0.35        $ 0.28         $ 0.07
Lease Operating Expense per Mcfe                    $ 0.71        $ 0.80        $ (0.09)
Depreciation, Depletion & Amortization per Mcfe     $ 1.45        $ 1.30         $ 0.15

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2004

SWAPS                                     Volume        Average Hedge Price
Oil                                        1.3 MMBBL    $25.43 / BBL
Gas                                        9.1 BCF      $4.60 / MCF

No-cost Collars                           Volume        Floor Price          Ceiling Price
Oil                                        .8 MMBBL     $24.41 / BBL         $28.58 / BBL
Gas                                        2.6 BCF      $3.45 / MCF          $7.37 / MCF

Hedging Summary for Fiscal 2005

SWAPS                                     Volume        Average Hedge Price
Oil                                        1.2 MMBBL    $26.67 / BBL
Gas                                        2.7 BCF      $5.48 / MCF

No-cost Collars                           Volume        Floor Price          Ceiling Price
Oil                                        0.1 MMBBL    $25.00 / BBL         $28.56 / BBL
Gas                                        0.7 BCF      $3.28 / MCF          $7.47 / MCF

Drilling Program Quarter Ended December 31, 2003:
Gross Wells Drilled
                                        Gulf             West              East        Canada     Total
                                     -----------   ------------------   ------------  ---------  ---------
Exploratory
    Successful                                                                3          9         12
    Unsuccessful                                                                         1          1
Developmental
    Successful                                1              23              11         11         46
    Unsuccessful                                              1                                     1
Total
    Successful                                1              23              14         20         58
    Unsuccessful                                              1                          1          2

Success Ratio                              100%             96%            100%        95%        97%

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                               Three Months Ended
                                                                  December 31,
                                                   --------------------------------------------
                                                                                    Increase
                                                       2003            2002        (Decrease)
                                                   -------------    ------------   ------------
    Retail Sales:
       Residential Sales                                 20,434          22,880         (2,446)
       Commercial Sales                                   3,600           4,095           (495)
       Industrial Sales                                     595           1,310           (715)
                                                   -------------    ------------   ------------
                                                         24,629          28,285         (3,656)
                                                   -------------    ------------   ------------
   Off-System Sales                                       5,914           5,267            647
    Transportation                                       14,599          16,523         (1,924)
                                                   -------------    ------------   ------------
                                                         45,142          50,075         (4,933)
                                                   =============    ============   ============

Pipeline & Storage Throughput- (MMcf)
                                                               Three Months Ended
                                                                  December 31,
                                                   --------------------------------------------
                                                                                    Increase
                                                       2003            2002        (Decrease)
                                                   -------------    ------------   ------------
    Firm Transportation - Affiliated                     35,020          37,922         (2,902)
    Firm Transportation - Non-Affiliated                 53,748          46,772          6,976
    Interruptible Transportation                          2,034             790          1,244
                                                   -------------    ------------   ------------
                                                         90,802          85,484          5,318
                                                   =============    ============   ============

Energy Marketing Volumes
                                                               Three Months Ended
                                                                  December 31,
                                                   --------------------------------------------
                                                                                    Increase
                                                       2003            2002        (Decrease)
                                                   -------------    ------------   ------------
    Natural Gas (MMcf)                                    9,561           7,652          1,909
                                                   =============    ============   ============

International Sales Volumes
                                                               Three Months Ended
                                                                  December 31,
                                                   --------------------------------------------
                                                                                    Increase
                                                       2003            2002        (Decrease)
                                                   -------------    ------------   ------------
    Heating (Gigajoules)                              3,070,312       3,234,863       (164,551)
                                                   =============    ============   ============

    Electricity (Megawatt hours)                        315,752         284,089         31,663
                                                   =============    ============   ============

Timber Board Feet (Thousands)

                                                                  December 31,
                                                   --------------------------------------------
                                                                                    Increase
                                                       2003            2002        (Decrease)
                                                   -------------    ------------   ------------
   Log Sales                                              1,824           2,576           (752)
   Green Lumber Sales                                     2,670           3,163           (493)
   Kiln Dry Lumber Sales                                  3,109           2,774            335
                                                   -------------    ------------   ------------
                                                          7,603           8,513           (910)
                                                   =============    ============   ============

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)                         2003                     2002
                                                       --------------------    ---------------------

  Operating Revenues                                         $ 532,513,000            $ 479,706,000
                                                       ====================    =====================

  Income Before Cumulative Effect                             $ 49,214,000             $ 46,934,000
  Cumulative Effect of Changes in Accounting                             -               (8,893,000)
                                                       --------------------    ---------------------
  Net Income Available for Common Stock                       $ 49,214,000             $ 38,041,000
                                                       --------------------    ---------------------

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                           $ 0.60                   $ 0.58
          Cumulative Effect of Changes in Accounting                     -                    (0.11)
                                                       --------------------    ---------------------
          Net Income Available for Common Stock                     $ 0.60                   $ 0.47
                                                       ====================    =====================

   Diluted:
          Income Before Cumulative Effect                           $ 0.60                   $ 0.58
          Cumulative Effect of Changes in Accounting                     -                    (0.11)
                                                       --------------------    ---------------------
          Net Income Available for Common Stock                     $ 0.60                   $ 0.47
                                                       ====================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                 81,572,025               80,404,086
                                                       ====================    =====================
      Used in Diluted Calculation                               82,307,835               80,803,868
                                                       ====================    =====================

Twelve Months Ended December 31 (unaudited)

  Operating Revenues                                       $ 2,088,278,000          $ 1,551,875,000
                                                       ====================    =====================

  Income Before Cumulative Effect                            $ 190,117,000            $ 131,409,000
  Cumulative Effect of Changes in Accounting                             -               (8,893,000)
                                                       --------------------    ---------------------
  Net Income Available for Common Stock                      $ 190,117,000            $ 122,516,000
                                                       ====================    =====================

  Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                           $ 2.34                   $ 1.64
          Cumulative Effect of Changes in Accounting                     -                    (0.11)
                                                       --------------------    ---------------------
          Net Income Available for Common Stock                     $ 2.34                   $ 1.53
                                                       ====================    =====================

   Diluted:
          Income Before Cumulative Effect                           $ 2.32                   $ 1.63
          Cumulative Effect of Changes in Accounting                     -                    (0.11)
                                                       --------------------    ---------------------
          Net Income Available for Common Stock                     $ 2.32                   $ 1.52
                                                       ====================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                 81,103,183               80,056,410
                                                       ====================    =====================
      Used in Diluted Calculation                               81,810,778               80,631,294
                                                       ====================    =====================